Exhibit 10.2

Form of Option Award Notice

NATIONAL RESEARCH CORPORATION

2006 EQUITY INCENTIVE PLAN

AWARD NOTICE

GRANTEE:	[Associate name]

TYPE OF AWARD:	Non-qualified Stock Option

NUMBER OF SHARES:	[Number of shares]

EXERCISE PRICE:	[Price] per share

DATE OF GRANT:	[Date] (the “Grant Date”)

EXPIRATION DATE:	[Date]

1. Grant of Option. This Award Notice serves to notify you that National Research Corporation, a Delaware corporation (the “Company”), hereby grants to you, under the Company’s 2006 Incentive Plan, as amended (the “Plan”), a stock option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares set forth above (the “Option Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at the exercise price per Share set forth above (the “Exercise Price”). A copy of the Plan is included with this Award Notice, if it has not previously been provided to you. You should review the terms of this Award Notice and the Plan carefully.

2.           Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).

3.           Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice and the Plan, and provided you are still in the employment of or other approved service in the same or another executive or similar role at the Company or an Affiliate through [Date], the Option Shares shall vest, as of the Vesting Date (as defined hereinafter) if (and only if) the [Performance Goal] is satisfied. For purposes of this Award Notice, the term “Vesting Date” means the date the Committee shall certify that the Performance Goal was satisfied, which the Committee will undertake promptly after [Date]. You need not be employed or otherwise providing an approved service on the Vesting Date for the option to vest.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of the prospectus is [Date].

4.           Exercise.

(a)          Method of Exercise. Subject to the terms and conditions set forth in this Award Notice and the Plan, and to the extent vested and exercisable under Section 3, the Option may be exercised, in whole or in part, only by completing and signing a written notice in substantially the following form:

(i)          I hereby exercise [all/part of] the Option granted to me by National Research Corporation on [date], and elect to purchase __________ (_____) shares of the Company’s Common Stock for [price] per share.

(ii)       Upon determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan and payment of the Exercise Price, the Company shall issue to you a certificate or book entry for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.

(b)          Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid as follows:

(i)          In United States dollars in cash or by check, bank draft, or money order payable to the Company;

(ii)         Through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Exercise Price;

(iii)        Through the surrender of part of the Option or other exercisable options having a value equal to the difference between (i) the exercise price of such surrendered Options and (ii) the Fair Market Value of the Common Stock equal to the Exercise Price;

(iv)        Subject to any and all limitations imposed by the Committee from time to time (which may not be uniform), through a “cashless exercise,” whereby you (i) irrevocably instruct a broker or dealer to sell, on your behalf, shares of Common Stock to be issued upon exercise pursuant to this Award Notice and to deliver cash sale proceeds therefrom to the Company in payment of the Exercise Price, and (ii) direct the Company to deliver shares of Common Stock to be issued upon such exercise of this Option directly to such broker or dealer; or

(v)         Any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform).

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate. Among other factors, the Committee will consider applicable laws and regulations, including, without limitation, the restrictions of Rule 16b‑3 of the Exchange Act, Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.

(c)         Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Affiliate to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company or any Affiliate may be made by one or any combination of the following methods: (i) in cash or by check, (ii) by the Company withholding such taxes from any other compensation owed to you by the Company or any Affiliate, (iii) pursuant to a cashless exercise program as contemplated in Section 4(b)(iv) above, or (iv) or any other method approved or accepted by the Committee in its sole discretion, subject, in the case of Section 4(c)(iii) and 4(c)(iv), to any and all limitations imposed by the Committee from time to time (which may not be uniform) as contemplated in Section 4(b)(iv) and Section 4(b)(v) above.

5.          Effect of termination without Cause, Resignation with Good Reason, Death, or Disability. In the event of your termination without Cause (as hereinafter defined), resignation with Good Reason (as hereinafter defined), death or disability (as defined in Section 22(e) of the Code) prior to the complete vesting of the Option, the Option Shares shall continue to be eligible for vesting and shall vest on the Vesting Date if (and only if) the Performance Goal shall have been satisfied and, in such event, the shares earned shall be prorated for the portion of the period that you were employed by or in other approved service in the same or another executive or similar role at the Company or an Affiliate between the Grant Date and December 31, 2026. Any fractional shares will be rounded to the nearest full share. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within the later of (i) one (1) year after the date of your death or (ii) one (1) year after the Vesting Date, but only: (a) by the beneficiary designated on your beneficiary designation form filed with the Company, or in the absence of such form, by your estate or by or on behalf of the person or persons to whom the Option passes under your will or the laws of descent and distribution and (b) prior to the close of business on the Expiration Date of the Option.

6.           Effect of Change in Control.

(a)          In General. The following provisions shall apply in the event of a Change in Control:

(i)        To the extent the successor company (or a subsidiary or parent thereof) is publicly traded and assumes the Option, with appropriate adjustments to preserve the value of the Option, or provides a substitute for the Option on substantially the same terms and conditions, the existing vesting terms will continue to apply;

(ii)         To the extent (x) the successor company (or a subsidiary or parent thereof) is publicly traded and does not assume the Option or (y) the successor company (or a subsidiary or parent thereof) is not publicly traded:

a.

if the per share value of the Change in Control price exceeds the Exercise Price, the Option outstanding as of the Change in Control will become fully vested and deemed exercised as of the Change in Control and be paid out in cash (subject to applicable withholding); or

b.	if the per share value of the Change in Control price is equal to or less than the Exercise Price, the Option outstanding as of the Change in Control will be forfeited.

(iii)        To the extent the successor company (or a subsidiary or parent thereof) is publicly traded, assumes the Option, and your employment or service is terminated without Cause or with Good Reason between the date 45 days prior to the execution of a definitive agreement in contemplation of a Change in Control and continuing through the Vesting Date:

a.	any restrictions imposed on the Option outstanding as of the Change in Control shall lapse; and

b.	the Performance Goal with respect to the Option shall be deemed to have been attained in full as of the Change in Control.

(b)         “Cause” Defined. “Cause” for termination by the Company or any Affiliate of your employment or service shall mean: (i) refusal or negligent or intentional failure by you to perform the essential functions of your position with the Company or any Affiliate after written warning and reasonable opportunity to cure, other than any failure resulting from your incapacity due to physical or mental disability, it being understood that a reasonable, good faith attempt to perform but failure to do so will not be deemed a failure to perform essential functions for purposes of this definition of Cause; (ii) failure to comply with any lawful directive by the Board after written warning and opportunity to cure, it being understood that a reasonable, good faith attempt to comply with such directive but failure to do so will not be deemed a failure to comply for purposes of this definition of "Cause"; (iii) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, governance policy, or other policy of the Company or any Affiliate; (iv) a breach of any fiduciary duty to the Company or any Affiliate; (v) misconduct in the course and scope of employment by you that is materially injurious to the Company or any Affiliate from a monetary or reputational standpoint; (vi) any attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any Affiliate or in which the Company or any Affiliate has an interest (unless your interest in the transaction has been disclosed to, and the transaction has been approved by, the Company’s board of directors) or any act of fraud or embezzlement against the Company or any Affiliate or any of their respective customers or suppliers; (vii) a material breach by you of any of the covenants contained in any employment, severance or other agreement applicable to you; (viii) the repeated use of alcohol, abuse of prescription drugs, or use of illegal drugs by you that interferes with your duties, or a material violation by you of the drug and/or alcohol policies of the Company or any Affiliate; (ix) violation of any applicable law, rule or regulation, including without limitation the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation, in each case, that is materially injurious to the Company or any Affiliate from a monetary or reputational standpoint; or (x) the conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude.

(c)         “Change in Control” Defined. “Change in Control” means (A) a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, or (B) if any of the following occurs after the Grant Date:

(i)          Any “person” within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) (“Person”), other than a Permitted Holder becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)        Individuals who constitute the Board of the Company as of the Grant Date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Grant Date, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a “tender offer,” as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of this Award Notice, considered as though such person were a member of the Incumbent Board;

(iii)      Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)          Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary of the Company or to an entity controlled by a Permitted Holder; or

(v)         Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act (other than any such transaction in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors).

(d)         “Good Reason” Defined. “Good Reason” means the occurrence of any of the following, without your written consent, resulting in the termination of your employment or service with the Company or any Affiliate:

(i)         material diminution in the overall scope of your duties, authorities and/or responsibilities from those held by you immediately prior to the time of a Change in Control, it being understood that (A) the fact that the Company may be a subsidiary of a different public company or becomes a private company, and any diminution of duties in respect of no longer having public company related duties, and (B) a change in reporting responsibilities to the extent the Company becomes part of a larger corporate group, will not be considered a diminution;

(ii)         requirement for geographic relocation of your assigned principal business location to a location greater than fifty (50) miles from the place of your principal business location immediately prior to the time of a Change in Control; or

(iii)       diminution by ten percent (10%) or more of your annual base salary in effect immediately prior to the time of a Change in Control, except a decrease of not more than 15% in connection with the same percentage decrease applied to all members of the senior leadership team in response to a Company or other event or circumstance that, in the good faith determination of the Board, requires such cost saving measures.

(c)        “Permitted Holder” Defined. “Permitted Holder” means: (i) the Company or a subsidiary of the Company, (ii) any employee benefit plan sponsored by the Company or a subsidiary of the Company, or (iii) Michael or Karen Hays, or their siblings, or the children or grandchildren of Michael or Karen Hays or their siblings (collectively, “Family Members”) or one or more trusts, corporations, partnerships, limited partnerships, limited liability companies, or other such entities, so long as at least eighty percent (80%) of the beneficial interests of each such entity are held by Mr. or Mrs. Hays and/or one or more Family Members.

7.          Issuance of Shares. Subject to Sections 4 and 12 of this Award Notice, upon the vesting and exercise of any Option Shares pursuant to this Award Notice, the Company shall issue a certificate or book-entry representing such exercised Option Shares as promptly as practicable following the date of exercise. The Option Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

8.         Company Policies. Except in connection with a net exercise or cashless exercise (or if such exercise methods are not then available, the sale of shares that provide sufficient proceeds to cover the exercise price and related taxes), you hereby agree that you shall not dispose of any of the Option Shares acquired upon exercise of the Option for one (1) year from the date that you exercise the Option and acquire such Option Shares. Your ability to dispose of any of the Option Shares acquired upon exercise of the Option may be further limited by stock ownership guidelines adopted by the Company for certain officers and key employees, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee's sole discretion, to enforce such ownership guidelines. Please determine whether you are subject to the guidelines and how many of the Option Shares acquired upon exercise of the Option may be disposed of prior to attempting to dispose of any shares or other restrictions that may be applicable to you. Your rights with respect to the Option and any of the Option Shares acquired upon exercise of the Option will be subject to the Company’s clawback policy.

9.          Nonassignability. The Option may not be alienated, transferred, assigned, or pledged (except by will or the laws of descent and distribution). Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.

10.         Limitation of Rights. You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option.

11.        Rights of the Company and Affiliates. This Award Notice does not affect the right of the Company or an Affiliate to take any corporate action whatsoever, including, without limitation, its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business. Nothing in this Award Notice shall create any rights to employment by the Company or any Affiliate or alter the at-will nature of your employment.

12.        Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.         Plan Controls; Definitions. The Option is subject to all of the provisions of the Plan, which is included with this Award Notice if it has not previously been provided to you, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. The Committee's determination of whether the Performance Goal has been satisfied shall be binding and conclusive on you. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Option such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, then the Committee may, in such manner as it may deem equitable, adjust the Option, the Exercise Price, and the Performance Goal.

14.          Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate the Option with your consent.

15.          Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.        Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, addressed to the Company’s office at 1245 Q Street, Lincoln, Nebraska 68508, Attention: Chief Executive Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein.

17.         Restrictive Covenants. You acknowledge and agree that during the course of your employment with or service to the Company or any Affiliate (collectively, the “Company Group”), you will have access to confidential information which, if disclosed, would assist in competition against the Company Group, and that the Company Group will be entrusting you, in your unique and special capacity, with developing the goodwill of the Company Group during the course of your employment or service. Therefore, you hereby acknowledge and agree that the following restrictive covenants (i) are necessary to protect the goodwill, confidential information, and other legitimate interests of the Company Group, (ii) are reasonable and necessary to induce the Company to enter into this Award Notice, and (iii) are of a scope (including, without limitation, the Restricted Period) that is reasonably tailored, and not broader than necessary, to protect the legitimate business interests of the Company Group, and do not prevent or preclude you from earning a suitable livelihood. You hereby agree to abide by the following restrictive covenants:

(a)         Non-Competition. From the Grant Date until the date your employment with or service to the Company or any Affiliate terminates (the “Termination Date”) and continuing for one (1) year immediately after Termination Date (collectively, the “Restricted Period”), you will not, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion, directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, serve as an agent, officer, director or consultant to, be associated with or in any manner connected with, lend your name or any similar name to, lend your credit or render services or advice to, any Competitive Business, provided, however, that nothing herein will be deemed to prevent you from acquiring through market purchases and owning, solely as an investment, less than one percent (1%) in the aggregate of the equity securities of any Competitive Business, whose shares are registered under Section 12(b) or Section 12(g) of the Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on any system of automated dissemination of quotations of securities prices in common use, so long as you are not directly or indirectly a member of any “control group” (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such issuer; and provided further, however, that nothing herein will be deemed to prevent you from acquiring through market purchases and owning, solely as an investment, any shares, units or other interest in a mutual fund, exchange-traded fund, unit investment trust, or similar investment vehicle whose holdings include investments in any Competitive Business. For purposes of this Award Notice, the term “Competitive Business” means the companies listed on Exhibit A, along with their subsidiaries, affiliates, successors, and assigns.

(b)         Non-Solicitation and Non-Interference. During the Restricted Period, you will not, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion, whether on your own behalf or on behalf of or in conjunction with any other person or entity of any nature:

(i)         solicit, canvass, approach, encourage, entice or induce any customer or supplier of any member of the Company Group to cease or lessen such customer’s or supplier’s business with any member of the Company Group; or

(ii)       solicit, canvass, approach, encourage, entice or induce any employee or contractor of any member of the Company Group to terminate his, her or its employment or engagement with any member of the Company Group; provided, however, that this prohibition shall not apply to general solicitations, in any medium, not specifically targeted at the employees or contractors of any member of the Company Group (however, you shall not (and shall cause any person or entity with which you are affiliated not to) hire any employee or contractor of any member of the Company Group who responds to such a general solicitation).

(c)         Non-Disclosure. During the Restricted Period (and in the case of trade secrets, through the end of the applicable statute of limitations), you will not, directly or indirectly, without the prior written consent of the Company, which may be withheld in the Company’s sole and absolute discretion:

(i)        divulge, communicate, use to the detriment of any member of the Company Group, or for the benefit of any other person(s), or misuse in any way, any confidential information, documents, materials or trade secrets pertaining to any member of the Company Group, except as required or compelled by law; or

(ii)        divulge, communicate, use to the detriment of any member of the Company Group, or for the benefit of any other person(s), or misuse in any way, any information, documentation, files, or other materials (written or verbal) arising out of or related to any Company Group employee, contractor, customer, shipper, vendor or supplier, except as required or compelled by law, regardless of whether such information, documents or materials are treated as confidential by any member of the Company Group.

(d)         Forfeiture. If you breach any of the restrictive covenants set forth in this Section 17, any then-unexercised portion of the Option will be immediately forfeited.

(e)         Enforcement. Because of the difficulty of measuring economic losses to the Company Group as a result of a breach or threatened breach of the covenants set forth in this Section 17, and because of the immediate and irreparable damage that would be caused to the members of the Company Group for which they would have no other adequate remedy, the Company and each other member of the Company Group shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or any other member of the Company Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each other member of the Company Group at law and equity. The covenants in this Section 17, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Award Notice shall thereby be reformed.

18.         Ownership of Intellectual Property. You agree that the Company shall own, and you hereby assign, all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information authored, created, contributed to, made or conceived or reduced to practice, in whole or in part, by you during the period in which you are or have been employed by or in service to the Company or any other member of the Company Group that either (a) relate, at the time of conception, reduction to practice, creation, derivation or development, to any member of the Company Group’s businesses or actual or anticipated research or development, or (b) were developed on any amount of the Company’s or any other member of the Company Group’s time or with the use of any member of the Company Group’s equipment, supplies, facilities or trade secret information (all of the foregoing collectively referred to herein as “Company Intellectual Property”), and you shall promptly disclose all Company Intellectual Property to the Company. All of your works of authorship and associated copyrights created during the period in which you are employed by or in service to the Company or any other member of the Company Group and in the scope of your employment or engagement shall be deemed to be “works made for hire” within the meaning of the Copyright Act, as amended. You shall perform, during and after the period in which you are or have been employed by or in service to the Company or any other member of the Company Group, all acts deemed necessary by the Company to assist each member of the Company Group, at the Company’s expense, in obtaining and enforcing its rights throughout the world in the Company Intellectual Property. Such acts may include execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Company Intellectual Property.

* * * * * * * * * *

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the non-qualified stock options granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: [Date]

Grantee:

[Associate Name]

National Research Corporation

By:
Michael D. Hays
Chief Executive Officer and President

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